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                                                                      EXHIBIT 11

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                          1998                  1997                  1996
                                                      ------------          ------------          ------------
PRIMARY AND FULLY DILUTED
Weighted average shares outstanding .........           50,502,503            39,134,631            36,198,302
                                                      ============          ============          ============
Net Loss ....................................         $ (7,856,136)         $ (4,775,245)         $ (4,672,271)
Deduct required dividends on convertible
  preferred stock, Series A .................                2,823                20,760                 2,650
Deduct required dividends on convertible
  preferred stock, Series B .................                   --             4,441,676               894,976
Deduct required dividends on convertible
  preferred stock, Series C .................                   --               844,960                    --
Deduct required dividends on convertible
  preferred stock, Series D .................              169,221             3,619,407                    --
Deduct required dividends on convertible
  preferred stock, Series E .................              127,918               971,936                    --
Deduct required dividends on convertible
  preferred stock, Series F .................              524,416                    --                    --
Deduct required dividends on convertible
  preferred stock, Series G .................              708,139                    --                    --
Deduct required dividends on convertible
  preferred stock, Series H .................              733,681                    --                    --
Deduct required dividends on convertible
  preferred stock, Series I .................              232,154                    --                    --
                                                      ------------          ------------          ------------
Net loss attributable to common stock .......         $(10,354,488)         $(14,673,984)         $ (5,569,897)
                                                      ============          ============          ============
Loss per common share after deduction for
  required dividends on convertible preferred
  stock .....................................         $      (0.21)         $      (0.37)         $      (0.15)
                                                      ============          ============          ============
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